Exhibit 32

Certifications of CEO and CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of National Bank Holdings Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers certifies pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge: (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	October 29, 2025	/s/ G. Timothy Laney
G. Timothy Laney
Chairman and Chief Executive Officer
Date:	October 29, 2025	/s/ Nicole Van Denabeele
Nicole Van Denabeele
Chief Financial Officer